EXHIBIT 10.1

STOCK PURCHASE AND SUBSCRIPTION AGREEMENT

THIS STOCK PURCHASE AND SUBCRIPTION AGREEMENT (the “Agreement”) dated as of the date set forth below by and between Dynacq Healthcare, Inc., a Delaware corporation (the “Seller”), and the undersigned (the “Subscriber”), is intended to set forth certain representations, covenants and agreements between the Seller and the Subscriber, with respect to the offering (the “Offering”) for sale by the Seller of shares of Common Stock, par value $.001 per share (the “Common Stock”).

1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Seller the number of shares of Common Stock (the “Shares”) set forth under its name on the signature page hereto at a purchase price of $1.54 per share (the “Offering Price”), and the Seller agrees to sell such Shares to the Subscriber at the Offering Price, subject to the Seller’s right to sell to the Subscriber such lesser number of Shares as the Seller may, in its sole discretion, deem necessary or desirable.

2. Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Shares. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Subscriber understands that separate subscription agreements will be executed with other Subscribers for up to 2,800,000 shares of Common Stock to be sold in the Offering;

(b) The subscription for Shares shall be deemed to be accepted only when this Agreement has been signed by an authorized officer of the Seller, and the deposit of the Subscription Amount for clearance will not be deemed an acceptance of this Agreement;

(c) The Seller shall have the right to reject this subscription, in whole or in part and shall have the right to allocate Shares among subscribers in any manner it may desire;

(d) The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

(e) The Seller may conduct one or more closings of this Offering (each a “Closing”) until all 2,800,000 Shares of Common Stock offered hereby are sold;

(f) The Seller may, in its sole discretion, terminate this Offering at any time and accept any subscriptions then in its receipt;

(g) Certificates representing the Shares purchased will be issued in the name of each Subscriber within 14 days of each Closing; and

(h) The representations and warranties of the Seller and the Subscriber set forth herein shall be true and correct as of the date that the Seller accepts this subscription.

(i) Contemporaneously with the execution and delivery of this Agreement, Subscriber shall execute and deliver the Certificate of Accredited Investor Status, and shall submit payment in the form of a check made payable to Dynacq Healthcare, Inc. or wire to the Seller, to hold in a non-interest bearing account, immediately available funds in the amount equal to the Offering Price multiplied by the number of Shares for which the Subscriber has subscribed (the “Subscription Amount”) in accordance with the Subscription Instructions attached to this Agreement.

3. Terms of Subscription. The subscription period will begin on May 12, 2006 and will continue until June 27, 2006, unless extended by the Seller in its sole discretion. If the Subscriber is not a United States citizen, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Subscriber’s subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other law.

4. Representations and Warranties of the Subscriber. Subscriber hereby represents and warrants to the Seller as follows:

(a) Subscriber is acquiring the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and applicable state securities laws;

(b) The Subscriber understands that (i) the Shares (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereof, (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (D) must be held by the Subscriber indefinitely, and (ii) the Subscriber must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Subscriber expressed herein. Pursuant to the foregoing, the Subscriber acknowledges that the certificates representing the Shares acquired by the Subscriber shall bear a restrictive legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY STATING THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

(c) Subscriber is in receipt of and has carefully read and understands the following items: (i) the Annual Report on Form 10-K of the Seller filed with the SEC for the year ended August 31, 2005; (ii) the Quarterly Reports of the Seller on Form 10-Q for the quarters ended November 30, 2005 and February 28, 2006; (iii) the Current Report(s) on form 8-K of the Seller filed with the SEC on February 22 and March 9, 2006, and (iv) the Proxy Statement on Schedule 14A of the Seller filed with the SEC on December 28, 2005 (collectively, the “SEC Reports”). Subscriber has had the opportunity to request and/or discuss with representatives of the Seller any other information deemed necessary or appropriate by Subscriber in order to make an informed investment decision regarding the purchase of the Shares at the Offering Price. Additionally, Seller has made available to Subscriber, on a confidential basis, preliminary information regarding its financial condition, including earnings, for the fiscal quarter ending May 31, 2006. Subscriber acknowledges that all documents, records or books of the Seller have been made available for inspection by Subscriber or Subscriber’s attorney, accountant or other representative or agent; that Subscriber or Subscriber’s attorney, accountant or other representative or agent has for a reasonable amount of time had an opportunity to ask questions of and receive answers from Seller concerning its proposed business and prospects; and that all of such questions have been answered to the full satisfaction of Subscriber.

(d) The Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting its interest in connection with the acquisition of the Shares. The Subscriber understands that the acquisition of the Shares is a speculative investment and involves substantial risks and that the Subscriber could lose its entire investment in the Shares. Further, the undersigned has carefully read and considered the matters set forth under the section entitled “Risk Factors” in the SEC Reports, and has taken full cognizance of and understands all of the risks related to the purchase of the Shares. To the extent deemed necessary by the Subscriber, the Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Shares. The Subscriber has the ability to bear the economic risks of its investment in the Seller, including a complete loss of the investment, and has no need for liquidity in such investment.

(e) The Subscriber has been furnished by the Seller all information (or provided access to all information) regarding the business and financial condition of the Seller, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares which the Subscriber has requested or otherwise needs to evaluate the investment in the Seller.

(f) In making the proposed investment decision, the Subscriber is relying solely on investigations made by the Subscriber and its representatives. The offer to purchase the Shares was communicated to the Subscriber in such a manner that it was able to ask questions of and receive answers from the management of the Seller concerning the terms and conditions of the proposed transaction and that at no time was the Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

(g) The Subscriber acknowledges that it has been advised that the Shares offered hereby have not been approved or disapproved by the SEC or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Seller. In making an investment decision, the Subscriber must rely, and acknowledges and confirms that it has relied, on its own examination of the Seller and the terms of the Offering, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.

(h) The Subscriber acknowledges and is aware that there has never been any representation, guarantee or warranty made by the Seller or any officer, director, employee, agent or representative of the Seller, expressly or by implication, as to (i) the approximate or exact length of time that the Subscriber will be required to remain an owner of the Shares; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (iii) that the past performance or experience on the part of the Company, or any future expectations, will in any way indicate the predictable results of the ownership of Shares or of the overall financial performance of the Seller;

(i) The Subscriber agrees to furnish the Seller such other information as the Seller may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Seller immediately of any material change in the information provided herein that occurs prior to the Seller’s acceptance of this Agreement.

(j) The Subscriber further represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and Subscriber has executed the Certificate of Accredited Investor Status, attached hereto as Exhibit A.

(k) As of the date of this Agreement the Subscriber and its affiliates do not have, and during the 30 day period prior to the date of this Agreement the Subscriber and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of under the Exchange Act or short sale positions with respect to the Common Stock of the Seller. Subscriber hereby agrees not to, and will cause its affiliates not to, enter into any such “put equivalent position” or short sale position.

(l) If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state in which the Subscriber resides, has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(m) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity (an “Entity”): (i) such Entity has the full legal right and power and all authority and approval required (A) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the Shares, (B) to delegate authority pursuant to power of attorney and (C) to purchase and hold such Shares, (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

(n) If the Subscriber is a retirement plan or is investing on behalf of a retirement plan, the Subscriber acknowledges that investment in the Common Stock poses additional risks including the inability to use losses generated by an investment in the Common Stock to offset taxable income.

The foregoing representations and warranties and undertakings are made by the Subscriber with the intent that they be relied upon in determining its suitability as an investor, and the Subscriber hereby agrees that such representations and warranties shall survive its purchase of the Shares.

5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Subscriber as follows:

(a) The Seller is duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would materially and adversely affect the business or financial condition, properties or operations of the Seller.

(b) The Seller has duly authorized the issuance and sale of the Shares in accordance with the terms of this Agreement (as described herein) by all requisite corporate action, including the authorization of the Seller’s Board of Directors of the issuance and sale of the Shares in accordance herewith, and the execution, delivery and performance of any other agreements and instruments executed in connection herewith. This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

(c) The SEC Reports, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6. Understandings. The Subscriber understands, acknowledges and agrees with the Seller as follows

(a) This Subscription may be rejected, in whole or in part, by the Seller in its sole and absolute discretion, at any time before the Closing, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned’s Subscription. The Seller may terminate this Offering at any time in its sole discretion. The execution of this Agreement or solicitation of the investment contemplated hereby shall create no obligation of the Seller to accept any subscription or complete the Offering.

(b) Except as set forth in Section 6(a) above, the Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

(c) No federal or state agency has made any finding or determination as to the suitability of this offering for investment nor any recommendation or endorsement of the Shares.

(d) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber herein.

(e) There is only a limited public market for the Common Stock. There can be no assurance that the Subscriber will be able to sell or dispose of the Shares. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee will, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(f) The Subscriber acknowledges that certain of the information disclosed to Subscriber pursuant to Section 4(c) hereof is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used for its personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason; provided, however, that this confidentiality obligation shall not apply to any such information that (i) is part of the public knowledge or literature, (ii) becomes part of the public knowledge or literature (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Seller). In addition, the Subscriber may disclose any information as may be required by law or applicable legal process; provided, however, to the extent permitted by law or applicable legal process, the Subscriber shall provide the Seller at least five business days prior written notice before making any such disclosure.

(g) The representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the Closing of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Shares.

7. Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Section 7 shall survive (i) the acceptance of this Agreement by the Seller, (ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (iii) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Section 4 hereof and that the Seller has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Shares. Subscriber hereby agrees to indemnify, defend and hold harmless the Seller, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

8. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered by facsimile transmission, confirmed in writing, by overnight delivery service, or three business days after the posting thereof by first class mail, postage prepaid, to the appropriate party at its address set forth on the signature page hereof or at such other address as any party shall have specified by notice in writing to the others.

9. Notification of Changes. Subscriber agrees and covenants, prior to its receipt of notice of acceptance of the Subscription, to notify the Seller immediately upon the occurrence of any event that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein.

10. Assignability. This Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

11. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

12. Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable, except with the consent of the Seller, until the consummation or termination of the Offering.

13. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement of the Subscriber and the Seller relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than Delaware. In addition, the laws of the State of Delaware shall apply to any claims brought by any parties hereto which relate to the Offering whether or not such claim is based on contract law. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

15. Severability. If any provision of this Agreement or the application thereof to Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

16. Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

18. Counsel. Subscriber hereby acknowledges that the Seller and its counsel, Boyer & Ketchand, a professional corporation, represent the interests of the Seller and not those of the Subscriber in any agreement (including this Agreement) to which the Seller is a party.

19. Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

20. Gender. All personal pronouns used in this Agreement shall be deemed to include the masculine, feminine and neuter genders.

IN WITNESS WHEREOF, Subscriber has executed this Stock Purchase and Subscription Agreement as of                      , 2006.

Number of Shares:
Offering Price per Share: $1.54
Subscription Amount: $	By:
Name:
Title:
Address:

The Seller hereby accepts the foregoing subscription subject to the terms and conditions hereof as of                      , 2006.

DYNACQ HEALTHCARE, INC.

By:
Name:
Title:

Exhibit A

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has checked the box below indicating the basis on which he, she or it is representing his, her or its status as an “accredited investor”:

•	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

•	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

•	an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

•	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000;

•	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment;

•	an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

•	an individual who is a director or executive officer of Dynacq Healthcare, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of the      day of                 , 2006.

Name of Subscriber

By:
Name:
Title: